Exhibit 99.1

News from AEP

MEDIA CONTACT:	ANALYSTS CONTACT:
Tammy Ridout	Darcy Reese
Director, External Communications	Vice President, Investor Relations
614/716-2347	614/716-2614

FOR IMMEDIATE RELEASE

AEP REPORTS STRONG FIRST-QUARTER 2022 EARNINGS

•First-quarter 2022 GAAP earnings of $1.41 per share and $1.22 per share operating
•Company reaffirms 2022 operating earnings (non-GAAP) guidance range of $4.87 to $5.07 and 6% to 7% long-term growth rate
•AEP moves forward on strategic initiatives including regulated renewable development, preparation for Kentucky sale completion and unregulated renewable divestitures

AMERICAN ELECTRIC POWER
Preliminary, unaudited results

	First Quarter ended March 31,
	2022	2021	Variance
Revenue ($ in billions):	4.6	4.3	0.3
Earnings ($ in millions):
GAAP	714.7	575.0	139.7
Operating (non-GAAP)	616.4	570.5	45.9

EPS ($):
GAAP	1.41	1.16	0.25
Operating (non-GAAP)	1.22	1.15	0.07
EPS based on 506 million shares 1Q 2022, 497 million shares 1Q 2021, 506 million shares YTD 2022 and 497 million shares YTD 2021.

COLUMBUS, Ohio, April 28, 2022 -- American Electric Power (Nasdaq: AEP) today reported first-quarter 2022 earnings, prepared in accordance with Generally Accepted Accounting Principles (GAAP), of $715 million or $1.41 per share, compared with GAAP earnings of $575 million or $1.16 per share in first-quarter 2021. Operating earnings for first-quarter 2022 were $616 million or $1.22 per share, compared with operating earnings of $571 million or $1.15 per share in first-quarter 2021.

Operating earnings is a non-GAAP measure representing GAAP earnings excluding special items. The difference between 2022 GAAP earnings and operating earnings for the quarter was largely due to the mark-to-market impact of economic hedging activities.
A full reconciliation of GAAP earnings to operating earnings for the quarter is included in the tables at the end of this news release.
“Our long-term focus on making investments that enhance service for our customers, support the clean energy transition and advance new technologies continues to drive value for our customers, communities and investors, said Nicholas K. Akins, AEP chairman, president and chief executive officer. “AEP is delivering on our strategic initiatives to transform the energy system for the future while de-risking and simplifying the company.
“We expect to close on the sale of our Kentucky operations to Liberty, the regulated utility subsidiary of Algonquin Power & Utilities Corp, in the second quarter following regulatory approvals, and we continue to share with our stakeholders the significant benefits the sale will provide to customers and communities in eastern Kentucky.
“On the unregulated side of the business, we have executed an agreement to sell a solar development site in Ohio and have signed a term sheet to sell five additional wind and solar sites that are in development in the Midwest. Separately, we’re preparing to market our 1,600-megawatt portfolio of unregulated contracted renewables in the second half of 2022, with sale proceeds directed toward additional investment opportunities in our regulated businesses. We already have shifted $1.5 billion in capital to transmission, bringing our planned 5-year capital spend to $14.4 billion in transmission and $10.4 billion in distribution,” Akins said.
“We’re also making substantial progress on transforming our generating capacity to 50% renewables this decade. Last month’s commercial operation of Traverse, the final piece of our North Central wind farms, illustrates our commitment to transitioning to a clean energy economy, achieving net zero emissions by 2050 and providing customers with a diverse mix of reliable, cost-effective resources. We are actively seeking proposals for wind and solar in four operating companies as part of our plans to add approximately 16,000 megawatts of new renewables in our regulated states by 2030.
“We continue to see strong momentum with load growth across most of our territory and sectors of the economy. Our outlook remains positive as we continue building solid economic development partnerships and working to locate and expand businesses and add jobs in the communities we serve,” Akins said.

SUMMARY OF RESULTS BY SEGMENT
$ in millions

GAAP Earnings	1Q 22	1Q 21	Variance
Vertically Integrated Utilities (a)	298.2	270.4	27.8
Transmission & Distribution Utilities (b)	152.8	114.4	38.4
AEP Transmission Holdco (c)	173.1	172.0	1.1
Generation & Marketing (d)	114.2	36.6	77.6
All Other	(23.6)	(18.4)	(5.2)
Total GAAP Earnings (Loss)	714.7	575.0	139.7

Operating Earnings (non-GAAP)	1Q 22	1Q 21	Variance
Vertically Integrated Utilities (a)	298.2	270.4	27.8
Transmission & Distribution Utilities (b)	152.8	114.4	38.4
AEP Transmission Holdco (c)	173.1	172.0	1.1
Generation & Marketing (d)	14.7	32.1	(17.4)
All Other	(22.4)	(18.4)	(4.0)
Total Operating Earnings (non-GAAP)	616.4	570.5	45.9

A full reconciliation of GAAP earnings with operating earnings is included in tables at the end of this news release.

a.Includes AEP Generating Co., Appalachian Power, Indiana Michigan Power, Kentucky Power, Kingsport Power, Public Service Co. of Oklahoma, Southwestern Electric Power and Wheeling Power
b.Includes Ohio Power and AEP Texas
c.Includes wholly-owned transmission-only subsidiaries and transmission-only joint ventures
d.Includes AEP OnSite Partners, AEP Renewables, competitive generation in ERCOT and PJM as well as marketing, risk management and retail activities in ERCOT, PJM and MISO

EARNINGS GUIDANCE
AEP management reaffirmed the 2022 operating earnings guidance range of $4.87 to $5.07 per share. Operating earnings could differ from GAAP earnings for matters such as impairments, divestitures or changes in accounting principles. AEP management is not able to forecast if any of these items will occur or any amounts that may be reported for future periods. Therefore, AEP is not able to provide a corresponding GAAP equivalent for earnings guidance.
Reflecting special items recorded through the first quarter, the estimated earnings per share on a GAAP basis would be $5.06 to $5.26 per share. See the table below for a full reconciliation of 2022 earnings guidance.

2022 EPS Guidance Reconciliation

Estimated EPS on a GAAP basis	$5.06	to	$5.26

Mark-to-Market Impact of Commodity Hedging Activities		(0.20)

Accumulated Deferred Income Tax Adjustments		—

Transaction Costs - Sale of Kentucky Operations		0.01

Mark-to-Market Impact of Certain Equity Investments		—

Operating EPS Guidance	$4.87	to	$5.07

WEBCAST

AEP’s quarterly discussion with financial analysts and investors will be broadcast live over the internet at 9 a.m. Eastern today at http://www.aep.com/webcasts. The webcast will include audio of the discussion and visuals of charts and graphics referred to by AEP management. The charts and graphics will be available for download at http://www.aep.com/webcasts.
AEP’s earnings are prepared in accordance with accounting principles generally accepted in the United States and represent the company’s earnings as reported to the Securities and Exchange Commission. The company’s operating earnings, a non-GAAP measure representing GAAP earnings excluding special items as described in the news release and charts, provide another representation for investors to evaluate the performance of the company’s ongoing business activities. AEP uses operating earnings as the primary performance measurement when communicating with analysts and investors regarding its earnings outlook and results. The company uses operating earnings data internally to measure performance against budget, to report to AEP’s Board of Directors and also as an input in determining performance-based compensation under the company’s employee incentive compensation plans.
American Electric Power, based in Columbus, Ohio, is powering a cleaner, brighter energy future for its customers and communities. AEP’s approximately 16,700 employees operate and maintain the nation’s largest electricity transmission system and more than 224,000 miles of distribution lines to safely deliver reliable and affordable power to 5.5 million regulated customers in 11 states. AEP also is one of the nation’s largest electricity producers with approximately 31,000 megawatts of diverse generating capacity, including more than 7,100 megawatts of renewable energy. The company’s plans include growing its renewable generation portfolio to approximately 50% of total capacity by 2030. AEP is on track to reach an 80% reduction in carbon dioxide emissions from 2000 levels by 2030 and has committed to achieving net zero by 2050. AEP is recognized consistently for its focus on sustainability, community engagement, and diversity, equity and inclusion. AEP’s family of companies includes utilities AEP Ohio, AEP Texas, Appalachian Power (in Virginia and West Virginia), AEP Appalachian Power (in Tennessee), Indiana Michigan Power, Kentucky Power, Public Service Company of Oklahoma, and Southwestern Electric Power Company (in Arkansas, Louisiana, east Texas and the Texas Panhandle). AEP also owns AEP Energy, which provides innovative competitive energy solutions nationwide. For more information, visit aep.com.

WEBSITE DISCLOSURE
AEP may use its website as a distribution channel for material company information. Financial and other important information regarding AEP is routinely posted on and accessible through AEP’s website at https://www.aep.com/investors/. In addition, you may automatically receive email alerts and other information about AEP when you enroll your email address by visiting the “Email Alerts” section at https://www.aep.com/investors/.

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This report made by American Electric Power and its Registrant Subsidiaries contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Although AEP and each of its Registrant Subsidiaries believe that their expectations are based on reasonable assumptions, any such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are: changes in economic conditions, electric market demand and demographic patterns in AEP service territories; the impact of pandemics, including COVID-19, and any associated disruption of AEP’s business operations due to impacts on economic or market conditions, costs of compliance with potential government regulations and employees’ reactions to those regulations, electricity usage, supply chain issues, customers, service providers, vendors and suppliers; the economic impact of escalating global trade tensions including the conflict between Russia and Ukraine, and the adoption or expansion of economic sanctions or trade restrictions; inflationary or deflationary interest rate trends; volatility in the financial markets, particularly developments affecting the availability or cost of capital to finance new capital projects and refinance existing debt; the availability and cost of funds to finance working capital and capital needs, particularly if expected sources of capital, such as proceeds from the sale of assets or subsidiaries, do not materialize, and during periods when the time lag between incurring costs and recovery is long and the costs are material; decreased demand for electricity; weather conditions, including storms and drought conditions, and AEP’s ability to recover significant storm restoration costs; the cost of fuel and its transportation, the creditworthiness and performance of fuel suppliers and transporters and the cost of storing and disposing of used fuel, including coal ash and spent nuclear fuel; the availability of fuel and necessary generation capacity and the performance of generation plants; AEP’s ability to recover fuel and other energy costs through regulated or competitive electric rates; the ability to transition from fossil generation and the ability to build or acquire renewable generation, transmission lines and facilities (including the ability to obtain any necessary regulatory approvals and permits) when needed at acceptable prices and terms, including favorable tax treatment, and to recover those costs; new legislation, litigation and government regulation, including changes to tax laws and regulations, oversight of nuclear generation, energy commodity trading and new or heightened requirements for reduced emissions of sulfur, nitrogen, mercury, carbon, soot or particulate matter and other substances that could impact the continued operation, cost recovery, and/or profitability of AEP’s generation plants and related assets; the risks associated with fuels used before, during and after the generation of electricity, including coal ash and nuclear fuel; timing and resolution of pending and future rate cases, negotiations and other regulatory decisions, including rate or other recovery of new investments in generation, distribution and transmission service and environmental compliance; resolution of litigation; AEP’s ability to constrain operation and maintenance costs; prices and demand for power generated and sold at wholesale; changes in technology, particularly with respect to energy storage and new, developing, alternative or distributed sources of generation; AEP’s ability to recover through rates any remaining unrecovered investment in generation units that may be retired before the end of their previously projected useful lives; volatility and changes in markets for coal and other energy-related commodities, particularly changes in the price of natural gas; changes in utility regulation and the allocation of costs within regional transmission organizations, including ERCOT, PJM and SPP; changes in the creditworthiness of the counterparties with contractual arrangements, including participants in the energy trading market; actions of rating agencies, including changes in the ratings of debt; the impact of volatility in the capital markets on the value of the investments held by AEP’s pension, other postretirement benefit plans, captive insurance entity and nuclear decommissioning trust and the impact of such volatility on future funding requirements; accounting standards periodically issued by accounting standard-setting bodies; other risks and unforeseen events, including wars and military conflicts, the effects of terrorism (including increased security costs), embargoes, naturally occurring and human-caused fires, cyber security threats and other catastrophic events; and the ability to attract and retain the requisite work force and key personnel.

American Electric Power

Financial Results for the First Quarter of 2022
Reconciliation of GAAP to Operating Earnings (non-GAAP)

		2022
		Vertically Integrated Utilities	Transmission & Distribution Utilities	AEP Transmission Holdco	Generation & Marketing	Corporate and Other	Total	EPS (a)
		($ in millions)

GAAP Earnings (Loss)		298.2	152.8	173.1	114.2	(23.6)	714.7	$1.41

Special Items (b)
Mark-to-Market Impact of Commodity Hedging Activities	(c)	—	—	—	(99.5)	—	(99.5)	(0.20)
Accumulated Deferred Income Tax Adjustments	(d)	—	—	—	—	(2.0)	(2.0)	—
Transaction Costs - Sale of Kentucky Operations	(e)	—	—	—	—	2.6	2.6	0.01
Mark-to-Market Impact of Certain Investments	(f)	—	—	—	—	0.6	0.6	—
Total Special Items		—	—	—	(99.5)	1.2	(98.3)	$(0.19)

Operating Earnings (Loss) (non-GAAP)		298.2	152.8	173.1	14.7	(22.4)	616.4	$1.22

Financial Results for the First Quarter of 2021
Reconciliation of GAAP to Operating Earnings (non-GAAP)

		2021
		Vertically Integrated Utilities	Transmission & Distribution Utilities	AEP Transmission Holdco	Generation & Marketing	Corporate and Other	Total	EPS (a)
		($ in millions)

GAAP Earnings (Loss)		270.4	114.4	172.0	36.6	(18.4)	575.0	$1.16

Special Items (b)
Mark-to-Market Impact of Commodity Hedging Activities	(c)	—	—	—	(4.5)	—	(4.5)	(0.01)
Total Special Items		—	—	—	(4.5)	—	(4.5)	$(0.01)

Operating Earnings (Loss) (non-GAAP)		270.4	114.4	172.0	32.1	(18.4)	570.5	$1.15

(a)Per share amounts are divided by Weighted Average Common Shares Outstanding – Basic
(b)Excluding tax related adjustments, all items presented in the table are tax adjusted at the statutory rate unless otherwise noted
(c)Represents the impact of mark-to-market economic hedging activities
(d)Represents the impact of out-of-period adjustments related to accumulated deferred income taxes
(e)Represents third-party transaction costs incurred due to the strategic evaluation of AEP’s Kentucky operations
(f)Represents the impact of mark-to-market on certain investments

American Electric Power
Summary of Selected Sales Data
Regulated Connected Load
(Data based on preliminary, unaudited results)

	Three Months Ended March 31,
ENERGY & DELIVERY SUMMARY	2022	2021	Change

Vertically Integrated Utilities
Retail Electric (in millions of kWh):
Residential	9,225	9,481	(2.7)%
Commercial	5,518	5,258	4.9%
Industrial	8,162	7,702	6.0%
Miscellaneous	544	519	4.8%
Total Retail	23,449	22,960	2.1%

Wholesale Electric (in millions of kWh): (a)	4,474	4,642	(3.6)%

Total KWHs	27,923	27,602	1.2%

Transmission & Distribution Utilities
Retail Electric (in millions of kWh):
Residential	6,977	6,924	0.8%
Commercial	5,999	5,576	7.6%
Industrial	5,930	5,281	12.3%
Miscellaneous	171	166	3.0%
Total Retail (b)	19,077	17,947	6.3%

Wholesale Electric (in millions of kWh): (a)	571	603	(5.3)%

Total KWHs	19,648	18,550	5.9%

(a)Includes off-system sales, municipalities and cooperatives, unit power and other wholesale customers
(b)Represents energy delivered to distribution customers